EXHIBIT 32



                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER



         Pursuant to 18 U.S.C. Sec.1350, the undersigned, Thurman L. Sisney, who is the President and Treasurer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2003, (the "Report") fully complies with the requirements of Sec.13(a) or Sec.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                              /s/__________________________
                                              Name:  Thurman L. Sisney
                                              Title:  President & Treasurer

Date:  May 27, 2004